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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of
ECC International Corporation (the "Company") on Form S-8 (File No.333-     ) of
our report dated August 9, 1995, on our audits of the consolidated financial statements of the Company as of June 30, 1995 and 1994, and for the years ended June 30, 1995, 1994 and 1993, which report is included in the Company's Annual Report on Form 10-K for the year ended June 30, 1995.


Coopers & Lybrand L.L.P.

Philadelphia, Pennsylvania
August 20, 1996